UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 12, 2022

PALISADE BIO, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-33672	52-2007292
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7750 El Camino Real Suite 5200
Carlsbad, California		92009
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (858) 704-4900

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	PALI	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On August 12, 2022, Palisade Bio, Inc., a Delaware corporation (the “Company”), entered into an Underwriting Agreement (the “Underwriting Agreement”) with Ladenburg Thalmann & Co. Inc. (the “Underwriter”), pursuant to which the Company agreed to issue and sell, in a registered public offering by the Company (the “Public Offering”), (a) 42,160,000 Class A Units, with each Class A Unit consisting of one share of the Company’s common stock, par value $0.01 per share (the “Common Stock”), a series 1 warrant with a term of one year (a “Series 1 Warrant”) to purchase one share of Common Stock at an exercise price per share of $0.25, and a series 2 warrant with a term of five years (a “Series 2 Warrant”, and together with the Series 1 Warrants, the “Warrants”) to purchase one share of Common Stock at an exercise price per share of $0.25, with each Class A Unit to be offered to the public at an offering price of $0.25 per Class A Unit and (b) 1,460 Class B Units (the “Class B Units”, and collectively with the Class A Units, the “Units”), with each Class B Unit consisting of one share of Series B Preferred Stock, par value $0.01 per share (the “Series B Preferred Stock”), convertible into 4,000 shares of Common Stock and Warrants, a Series 1 Warrant to purchase 4,000 shares of Common Stock, and a Series 2 Warrant to purchase 4,000 shares of Common Stock, with each Class B Unit offered to the public at an offering price of $1,000 per Class B Unit. Each Series 1 Warrant and Series 2 Warrant included in the Class B Units entitles its holder to purchase 4,000 shares of Common Stock at an exercise price per share of $0.25.

In addition, pursuant to the Underwriting Agreement, the Company granted the Underwriter a 45-day option (the “Overallotment Option”) to purchase up to (i) 7,200,000 additional shares of Common Stock, (ii) 7,200,000 additional Series 1 Warrants and/or (iii) 7,200,000 additional Series 2 Warrants, solely to cover over-allotments. The Underwriter fully exercised the Overallotment Option on August 12, 2022.

The Units were offered by the Company pursuant to (i) the registration statement on Form S-1 (File No. 333-265769), as amended, which was initially filed with the Securities and Exchange Commission (the “Commission”) on June 22, 2022 and declared effective by the Commission on August 11, 2022 (the “Initial Registration Statement”), and the registration statement on Form S-1MEF (File No. 333-266808) (the “462(b) Registration Statement”), filed by the Company with the Commission on August 11, 2022 (the 462(b) Registration Statement together with the Initial Registration Statement, the “Registration Statements”).

On August 16, 2022, the Public Offering closed, and the Company issued and sold (i) 49,360,000 shares of Common Stock (which includes 7,200,000 shares of Common Stock sold pursuant to the exercise of the Overallotment Option), (ii) 1,460 shares of Series B Preferred Stock, (iii) 55,200,000 Series 1 Warrants (which includes 7,200,000 Series 1 Warrants sold pursuant to the exercise of the Overallotment Option), and (iv) 55,200,000 Series 2 Warrants (which includes 7,200,000 Series 2 Warrants sold pursuant to the exercise of the Overallotment Option). The net proceeds to the Company, after deducting the underwriting discounts and commissions and estimated offering expenses payable by the Company, were approximately $12.2 million.

The Warrants will be exercisable beginning on the date of stockholder approval of the exercisability of the warrants under Nasdaq rules, and are exercisable at a price per share of Common Stock of $0.25. The Series 1 Warrants will expire on the one-year anniversary of the date of issuance. The Series 2 Warrants will expire on the five-year anniversary of the date of issuance. Additionally, subject to certain exceptions, if, after the closing date of the Public Offering, (i) the volume weighted average price of the Common Stock for any 30 consecutive trading days (the “Measurement Period”), which Measurement Period commences on the initial exercise date, exceeds 300% of the exercise price of the Warrants issued in the Public Offering (subject to adjustments for stock splits, recapitalizations, stock dividends and similar transactions), (ii) the average daily trading volume for such Measurement Period exceeds $500,000 per trading day and (iii) certain other equity conditions are met, and subject to a beneficial ownership limitation, then the Company may call for cancellation of all or any portion of the Warrants then outstanding.

The Underwriting Agreement contains representations, warranties and covenants made by the Company that are customary for transactions of this type. Under the terms of the Underwriting Agreement, the Company has agreed to indemnify the Underwriter against certain liabilities, including liabilities under the Securities Act of 1933, as amended. In addition, pursuant to the terms of the Underwriting Agreement, the Company and its executive officers and directors have entered into lock-up agreements providing that the Company and each of these persons may not, without the prior written approval of the Underwriter, subject to limited exceptions, offer, sell, transfer or otherwise dispose of the Company’s securities for a period of 90 days following the date of the Underwriting Agreement.

On August 16, 2022, the Company entered into a warrant agency agreement with the Company’s transfer agent, American Stock Transfer & Trust Company, LLC, which will also act as the warrant agent for the Company, setting forth the terms and conditions of the Warrants sold in the Public Offering (the “Warrant Agency Agreement”).

The foregoing summaries of the Underwriting Agreement, the form of Series 1 Warrant, the form of Series 2 Warrant and the Warrant Agency Agreement do not purport to be complete and are subject to, and qualified in their entirety by, such documents attached as Exhibit 1.1, 4.1, 4.2 and 4.3 respectively, to this Current Report on Form 8-K, which are incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the closing on August 16, 2022 of the Public Offering and the Overallotment Option, on August 12, 2022, the Company filed the Certificate of Designation of Preferences, Rights and Limitations of the Series B Preferred Stock (the “Certificate of Designation”) with the Secretary of State of the State of Delaware. The Certificate of Designation provides for the issuance of the shares of Series B Preferred Stock. With certain exceptions, the shares of Series B Preferred Stock rank on par with the shares of the Common Stock, in each case, as to dividend rights and distributions of assets upon liquidation, dissolution or winding up of the Company.

With certain exceptions, as described in the Certificate of Designation, the shares of Series B Preferred Stock have no voting rights. However, as long as any shares of Series B Preferred Stock remain outstanding, the Certificate of Designation provides that the Company shall not, without the affirmative vote of holders of a majority of the then outstanding shares of Series B Preferred Stock, (a) alter or change adversely the powers, preferences or rights given to the Series B Preferred Stock or alter or amend the Certificate of Designation, (b) amend our certificate of incorporation or other charter documents in any manner that adversely affects any rights of the holders of Series B Preferred Stock, (c) increase the number of authorized shares of Series B Preferred Stock or (d) enter into any agreement with respect to any of the foregoing.

Each share of Series B Preferred Stock is convertible at any time at the holder’s option into 4,000 shares of Common Stock, which conversion ratio will be subject to adjustment for stock splits, stock dividends, distributions, subdivisions and combinations and other similar transactions as specified in the Certificate of Designation. Notwithstanding the foregoing, the Certificate of Designation further provides that the Company shall not effect any conversion of the shares of Series B Preferred Stock, with certain exceptions, to the extent that, after giving effect to an attempted conversion, the holder of shares of Series A Preferred (together with such holder’s affiliates and any persons acting as a group together with such holder or any of such holder’s affiliates) would beneficially own a number of shares of Common Stock in excess of 4.99% (or 9.99% at the election of the holder prior to the date of issuance) of the shares of Common Stock then outstanding. At the holder’s option, upon notice to the Company, the holder may increase or decrease this beneficial ownership limitation not to exceed 9.99% of the shares of Common Stock then outstanding, with any such increase becoming effective upon 61 days’ prior notice to the Company.

Additionally, subject to certain exceptions and limitations, at any time after the date of issuance, the Company will have the right to cause each holder of the Series B Preferred Stock to convert all or part of such holder’s Series B Preferred Stock in the event that (i) the volume weighted average price of our Common Stock for the Measurement Period, which Measurement Period commences on the original issue date, exceeds 300% of the conversion price of the Series B Preferred Stock issued in the Public Offering (subject to adjustment for stock splits, recapitalizations, stock dividends and similar transactions), (ii) the average daily trading volume for such Measurement Period exceeds $500,000 per trading day and (iii) certain other equity conditions are met, and subject to a beneficial ownership limitation.

The foregoing summary of the Certificate of Designation does not purport to be complete and is subject to, and qualified in its entirety by, such document attached as Exhibit 3.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

Item 8.01 Other Events.

On August 12, 2022, the Company issued a press release announcing that it had priced the Public Offering, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

On August 16, 2022, the Company issued a press release announcing the closing of the Public Offering and the full exercise of the Overallotment Option, a copy of which is attached as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Following the completion of the Public Offering, as of 5:00 p.m. New York City time on August 16, 2022, the Company had outstanding 71,240,169 shares of Common Stock (which excludes 5,840,000 shares of Common Stock issuable upon conversion of shares of the Series B Preferred Stock) and 1,460 shares of Series B Preferred Stock.

Item 9.01 Financial Statements and Exhibits.

(d)

Exhibit No.	Description
1.1	Underwriting Agreement dated as of August 12, 2022, by and between Palisade bio, Inc. and Ladenburg Thalmann & Co. Inc.
3.1	Certificate of Designation of Preferences, Rights and Limitations, filed with the Delaware Secretary of State on August 12, 2022, with respect to the Series B Preferred Stock.
4.1	Form of Series 1 Warrant.
4.2	Form of Series 2 Warrant.
4.3	Warrant Agency Agreement dated August 16, 2022, by and between Palisade Bio, Inc. and American Stock Transfer & Trust Company, LLC.
99.1	Press release of Palisade Bio, Inc. dated August 12, 2022.
99.2	Press release of Palisade Bio, Inc. dated August 16, 2022.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Palisade Bio, Inc.

Date:	August 16, 2022	By:	/s/ Thomas M. Hallam, Ph.D.
Thomas M. Hallam, Ph.D. Chief Executive Officer